Exhibit 99.2
INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
(unaudited)(dollars in thousands)

						Q1 FY 08
						VS
	Q1 FY 07	Q2 FY 07	Q3 FY 07	Q4 FY 07	Q1 FY 08	Q1 FY 07
Occupancy	70%	82%	65%	76%	86%	16%
ADR	$202	$181	$166	$154	$170	$(31)
Hotel Revenue	$3,690	$3,887	$2,867	$3,050	$4,121	$432
Hotel Gross Profit %	64%	72%	65%	64%	70%	6%

Slot Drop	$258,783	$260,357	$211,774	$247,464	$293,387	$34,604
Gross Slot Revenue	$19,468	$20,022	$15,888	$18,870	$22,668	$1,200
Gross Win Per Day Per Machine	$141	$145	$115	$141	$154	$11
Hold Percent	8%	8%	8%	8%	7%	0%

Table Drop	$14,760	$13,887	$11,278	$11,487	$14,108	$(652)
Gross Table Game Revenue	$3,012	$2,837	$2,502	$2,677	$2,945	$(67)
Gross Win Per Day Per Table	$614	$580	$503	$533	$642	$28
Hold Percent	18%	18%	19%	20%	21%	3%
Gross Gaming Revenue	$22,480	$22,859	$18,389	$21,547	$25,613	$1,133
Gaming Gross Profit %	79%	83%	79%	85%	69%	(10)%

Recreation and Other Gross Profit	$801	$1,810	$4,016	$2,889	$630	$(187)
Recreation and other Gross Profit %	17%	37%	56%	43%	14%	(3)%

Retail Revenue	$3,875	$3,009	$2,851	$3,037	$3,660	$(215)
Retail GP	$468	$468	$705	$280	$398	$(71)
Retail Gross Profit %	12%	16%	25%	9%	11%	(1)%

Food, Beverage and Banquet Revenue	$3,449	$3,751	$3,283	$3,581	$4,009	$560
F&B GP	$(435)	$(268)	$31	$82	$127	$562
F&B Gross Profit %	-13%	7%	1%	2%	3%	16%

Net Revenue	$32,181	$33,322	$28,621	$31,746	$33,829	$1,647
FTE’s	951	951	935	941	960	9
Division (Direct expenses)	$13,775	$11,466	$11,208	$11,541	$16,212	$2,437
Marketing, G&A, Shared Services	$8,126	$10,694	$8,828	$9,714	$5,884	$(2,242)
Depreciation	$4,511	$4,563	$4,502	$4,593	$4,235	$(276)
Operating Expenses	$26,412	$26,723	$24,539	$24,848	$26,395	$(17)
Operating Income (Loss)	$5,769	$6,599	$4,082	$5,899	$7,434	$1,665
EBITDA	$10,280	$11,222	$8,584	$10,492	$11,669	$1,389
Net Income	$(837)	$88	$(2,537)	$(679)	$859	$1,696
Operating Income (Loss) % of net revenue	17.9%	19.8%	14.3%	18.6%	22.0%	4.1%
EBITDA % of net revenue	31.9%	33.7%	30.0%	33.0%	34.5%	2.6%
Direct/Divisional Profit % of net revenue	43%	34%	39%	36%	48%	5%

Unrestricted Cash	$12,970	$16,847	$9,702	$0	$0	$(12,970)
Total Cash	$31,197	$17,011	$9,702	$16,930	$13,138	$(18,059)